Exhibit 24.1

                               Powers of Attorney


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David B. Schick and Zvi N. Raskin, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any Registration Statement on Form S-8 of Schick Technologies, Inc. ("STI") to be filed under the Securities Act of 1933 for the registration of shares of Common Stock of STI, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                                  Title                         Date
         ---------                                  -----                         ----


/s/ David B. Schick                        Chairman of the Board,           February 24, 1998
--------------------------------   Chief Executive Officer, Acting Chief
        David B. Schick               Financial Officer and Director
                                     (Principal Executive Officer and
                                        Acting Principal Financial
                                          and Accounting Officer)


/s/ Mark I. Bane                         Director                           February 24, 1998
--------------------------------
         Mark I. Bane


/s/ Allen Schick, Ph.D.                  Director                           February 24, 1998
--------------------------------
      Allen Schick, Ph.D.


/s/ Euval S. Barrekette, Ph.D.           Director                           February 24, 1998
--------------------------------
  Euval S. Barrekette, Ph.D.


/s/ Jonathan Singer                      Director                           February 24, 1998
--------------------------------
       Jonathan Singer


/s/ Howard Wasserman D.D.S.              Director                           February 24, 1998
--------------------------------
    Howard Wasserman D.D.S.




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